                             EXHIBIT INDEX


    EXHIBIT NO.         TITLE OF DOCUMENT

        23. 1a. Consent of Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc.

             1b.  Consent of Deloitte & Touche LLP

        27.  Financial Data Schedule.